UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

Connecticut Water Service, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	0-8084	06-0739839
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street Clinton, CT		06413
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 860-669-8636

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

As previously disclosed, Connecticut Water Service, Inc. (the “Company”), SJW Group, a Delaware corporation (“SJW”), and Hydro Sub, Inc., a Connecticut corporation and a direct wholly owned subsidiary of SJW (“Merger Sub”), entered into the Second Amended and Restated Agreement and Plan of Merger, dated as of August 5, 2018 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of SJW. On October 2, 2018, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Definitive Proxy Statement”) with respect to the special meeting of its shareholders scheduled to be held on November 16, 2018 in connection with the Merger (the “Special Meeting”).

Litigation Related to the Merger

As previously disclosed, on June 14, 2018, a putative class action complaint was filed against the members of the board of directors of the Company, SJW and Mr. Eric W. Thornburg (Chairman, Chief Executive Officer and President of SJW) on behalf of shareholders of the Company in the Connecticut Superior Court in the Judicial District of Middlesex under the caption Dunn v. Benoit, et al., Case No. MMX-CV18-6021536-S (Conn. Super. Ct.). The complaint, as amended on September 18, 2018, alleges, among other things, that (i) the members of the board of directors of the Company breached their fiduciary duties owed to shareholders of the Company in connection with negotiating the merger; (ii) the Company’s preliminary proxy statement, filed with the SEC on August 20, 2018, omits certain material information; and (iii) SJW and Mr. Thornburg aided and abetted the alleged breaches by the board of directors of the Company. Among other remedies, the action seeks to recover rescissory and other damages and attorneys’ fees and costs.

Also on June 14, 2018, a separate putative class action complaint was filed against the members of the board of directors of the Company, SJW and Mr. Thornburg on behalf of shareholders of the Company in the Connecticut Superior Court in the Judicial District of Middlesex under the caption Tillotson v. Benoit, et al., Case No. MMX-CV18-6021537-S (Conn. Super. Ct.). The complaint, as amended on September 20, 2018, alleges, among other things, that (i) the members of the board of directors of the Company breached their fiduciary duties owed to shareholders of the Company in connection with negotiating the merger; (ii) the Company’s preliminary proxy statement, filed with the SEC on August 20, 2018, omits certain material information; and (iii) SJW and Mr. Thornburg aided and abetted the alleged breaches by the board of directors of the Company. Among other remedies, the action seeks to recover rescissory and other damages and attorneys’ fees and costs.

On October 5, 2018, a putative class action complaint and a direct action complaint were filed against the Company and the members of the board of directors of the Company in the United States District Court for the District of Connecticut under the captions Paskowitz v. Connecticut Water Service, et al., Case No. 3:18-cv-01663 (D. Conn.) and Assad v. Connecticut Water Service, et al., Case No. 3:18-cv-01664 (D. Conn.), respectively. The nearly identical complaints allege that the defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 by making material misstatements or omissions in the Definitive Proxy Statement. Among other remedies, the actions seek to recover rescissory and other damages and attorneys’ fees and costs.

While the Company believes that the lawsuits are without merit and that the disclosures in the Definitive Proxy Statement comply fully with applicable law, in order to avoid the expense and distraction of litigation, the parties to each of the above-referenced actions entered into agreements in principle to settle and release all claims that were or could have been alleged by the plaintiffs in all of those actions. The settlements provide for the dismissal of the actions subject to, among other things, the Company’s supplementation of the Definitive Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”).

Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of the Supplemental Disclosures. To the contrary, the Company specifically denies all allegations that any of the Supplemental Disclosures, or any other additional disclosures, were or are required.

The board of directors of the Company continues to unanimously recommend that shareholders of the Company vote “FOR” the proposal to approve the Merger Agreement and “FOR” the other proposals being considered at the Special Meeting.

Supplemental Disclosures to Definitive Proxy Statement

The Supplemental Disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. All page references in the information below are to pages in the Definitive Proxy Statement, and all terms used but not defined below shall have the meanings set forth in the Definitive Proxy Statement. Paragraph references used herein refer to the Definitive Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures. Underlined text shows text being added to a referenced disclosure in the Definitive Proxy Statement. The information contained herein speaks only as of November 6, 2018 unless the information indicates that another date applies.

The following underlined language is added to the fourth and fifth paragraphs in the section of the Definitive Proxy Statement entitled “The Merger—Background of the Merger” that appears on page 46.

On June 14, 2018 at 9:00 a.m., Eastern time, the CF&I committee held a special telephonic meeting with members of the Company’s management and representatives of Wells Fargo Securities and Sullivan & Cromwell in attendance to discuss the go-shop process following the June 13, 2018 deadline for submitting preliminary, non-binding indications of interest. During the meeting, the representatives of Wells Fargo Securities reviewed with the CF&I committee the process that it had undertaken, at the direction of the board of directors and management of the Company, to actively solicit alternative acquisition proposals from more than 50 parties. Representatives of Wells Fargo Securities updated the CF&I committee that no alternative proposals or indications of interest were received, noting that some of the feedback from the parties that were contacted but did not submit a bid included: two credible, potential buyers at premium values were already in the public realm; it was difficult for the parties contacted to offer values that would be meaningfully above the implied value of the merger of equals transaction with SJW; and the parties contacted were averse to participating in a public auction involving a hostile bidder because they did not want to risk receiving any publicity as a result of participating in such an auction. Following discussion among the CF&I committee with representatives of Wells Fargo Securities and Sullivan & Cromwell, the CF&I committee unanimously determined to recommend that the board of directors of the Company conclude the go-shop process and reaffirm its support for the merger of equals transaction with SJW given the absence of any alternative proposals submitted during the go-shop process.

On June 14, 2018 at 1:00 p.m., Eastern time, the board of directors of the Company held a special telephonic meeting with members of the Company’s management and representatives of Wells Fargo Securities and Sullivan & Cromwell in attendance to discuss the go-shop process following the June 13, 2018 deadline for submitting preliminary, non-binding indications of interest. During the meeting, representatives of Wells Fargo Securities reviewed with the board of directors of the Company the process that it had undertaken, at the direction of the board of directors and management of the Company, to actively solicit alternative acquisition proposals from more than 50 parties. Representatives of Wells Fargo Securities updated the board of directors of the Company that no alternative proposals or indications of interest were received, noting that some of the feedback from the parties that were contacted but did not submit a bid included: two credible, potential buyers at premium values were already in the public realm; it was difficult for the parties contacted to offer values that would be meaningfully above the implied value of the merger of equals transaction with SJW; and the parties contacted were averse to participating in a public auction involving a hostile bidder because they did not want to risk receiving any publicity as a result of participating in such an auction. Mr. Forde informed the board of directors of the Company that the CF&I committee unanimously recommended that the board of directors of the Company conclude the go-shop process and reaffirm its support for the merger of equals transaction with SJW given the absence of any alternative proposals submitted during the go-shop process. Following additional discussion among the board of directors of the Company with representatives of Wells Fargo Securities and Sullivan & Cromwell, the board of directors of the Company unanimously accepted the CF&I committee’s recommendation and (i) determined to conclude the go-shop process and (ii) reaffirmed its support for the merger of equals transaction with SJW.

The following underlined language is added to the second paragraph in the section of the Definitive Proxy Statement entitled “The Merger—Background of the Merger” that appears on page 53.

Between August 2, 2018, and August 5, 2018, the Company and SJW, with assistance from their respective financial advisors and legal counsel, continued to negotiate the commercial and legal terms of the potential transaction and related documentation, including the second amended and restated merger agreement and the confidential disclosure letters to the second amended and restated merger agreement. Among other terms, over the course of the negotiations the Company and SJW agreed that: (i) SJW would retain a limited right to engage in discussions regarding, and provide information in connection with, an alternative proposal and terminate the merger agreement in order to accept a superior proposal for 45 days after signing the second amended and restated merger agreement; (ii) the marketing period will begin upon delivery of the customary financial information, but the closing will not occur until at least 30 days after the required vote of shareholders of the Company to approve the merger is obtained; (iii) pursuant to customary provisions, the Company would cooperate and assist SJW with obtaining the financing; (iv) the merger would be subject to a closing condition permitting SJW to determine not to close the transaction if the CPUC imposes terms and conditions in connection with the merger of which the impact exceeds a certain materiality threshold; and (v) upon a failure of closing the proposed transaction as a result of a legal restraint arising from, issued by or in connection with the CPUC or the failure to satisfy the closing condition described in clause (iv) above, SJW will pay to the Company an expense reimbursement of $5 million and, if within 15 months of such termination SJW enters into a definitive contract to consummate a takeover proposal or a takeover proposal is consummated, SJW will pay to the Company a termination fee of $42.5 million (with the $5 million expense reimbursement being credited toward such termination fee). Additionally, among other governance provisions, the Company and SJW agreed that, immediately following the effective time of the merger, the board of directors of SJW will be expanded by two seats, with the two new vacancies to be filled by two current directors of the Company to be selected by SJW. At the time, SJW had not yet selected the two current directors of the Company who will fill the vacancies on the board of directors of SJW, such selection to be made and announced closer to the effective time of the merger.

The table immediately following the first paragraph under the section of the Definitive Proxy Statement entitled “The Merger—Certain Financial Projections Utilized by the Board of Directors and Financial Advisor of the Company—The Company Projections” that appears on page 68 is amended and restated to read as follows.

	For Fiscal Year Ending on December 31,
($ in millions, except for Fully Diluted Earnings Per Share)	2018E	2019E	2020E	2021E	2022E
EBITDA(1)	$58.4	$62.6	$72.8	$79.9	$85.0
Net Income	$28.1	$29.8	$33.6	$38.3	$40.8
Capital Expenditures	$68.3	$99.5	$78.3	$72.5	$67.0
Fully Diluted Earnings Per Share	$2.33	$2.41	$2.53	$2.88	$3.06
Unlevered Free Cash Flow(2) (3)	$(13.5)	$(37.8)	$(6.2)	$6.6	$17.2

(1)	EBITDA means earnings before interest, taxes, depreciation and amortization.
(2)

Unlevered Free Cash Flow was calculated by Wells Fargo Securities based on the Company projections for purposes of Wells Fargo Securities’ discounted cash flow analysis in connection with its opinion delivered to the board of directors of the Company on August 5, 2018. Wells Fargo Securities’ Unlevered Free Cash Flow calculations were provided to the management of the Company, which subsequently reviewed and approved such calculations. These Unlevered Free Cash Flow calculations were not provided to SJW.

(3)	Unlevered Free Cash Flow for 2018 is for the six months beginning on July 1, 2018 and ending on December 31, 2018.

Additional Events

As disclosed in the Definitive Proxy Statement, regulatory clearance under applicable laws by the Federal Communications Commission (“FCC”) is required to complete the Merger. On October 4, 2018, the Company and SJW filed the required joint application for transfer of control with the FCC, as amended on October 12, 2018. On October 15, 2018, the FCC consented to the application, as amended. No further clearance from the FCC is required.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approval from the shareholders of the Company for the transaction is not obtained; (2) the risk that the regulatory approvals required for the transaction are not obtained, on the terms expected or on the anticipated schedule; (3) the effect of water, utility, environmental and other governmental policies and regulations; (4) litigation relating to the transaction; (5) the ability of the parties to the transaction to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (7) changes in demand for water and other products and services of the Company; (8) unanticipated weather conditions; (9) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences that could adversely affect the Company’s facilities, operations, financial condition, results of operations, and reputation; (10) risks that the proposed transaction disrupts the current plans and operations of the Company; (11) potential difficulties in employee retention as a result of the proposed transaction; (12) unexpected costs, charges or expenses resulting from the transaction; (13) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results, and business generally, including, without limitation, competitive responses to the proposed transaction; (14) risks related to diverting management’s attention from ongoing business operations of the Company; (15) the trading price of the Company’s common stock; and (16) legislative and economic developments.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business and financial condition, including those more fully described in the Company’s filings with the SEC, including, without limitation, its annual report on Form 10-K for the fiscal year ended December 31, 2017 and its quarterly report on Form 10-Q for the period ended June 30, 2018. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither the Company nor its management undertakes any obligation to update or revise any forward-looking statements except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed acquisition of the Company by SJW Group. In connection with the proposed transaction, on October 2, 2018, the Company filed a definitive proxy statement on Schedule 14A and the accompanying GREEN proxy card with the SEC. SHAREHOLDERS OF CONNECTICUT WATER ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a copy of the definitive proxy statement and the other documents filed by the Company with the SEC free of charge at the SEC’s web site, http://www.sec.gov, and shareholders of the Company will also be able to obtain transaction-related documents free of charge by directing a request to the Company’s Corporate Secretary, Kristen A. Johnson, at Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413, or by telephone at 1-800-428-3985.

Participants in Solicitation

SJW Group and its directors and executive officers, and the Company and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the directors and executive officers of SJW Group is set forth in the proxy statement for SJW Group’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 6, 2018. Information about the directors and executive officers of Connecticut Water is set forth in the proxy statement for Connecticut Water’s 2018 Annual Meeting of Shareholders, which was filed with the SEC on April 6, 2018. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the proposed transaction, which was filed on October 2, 2018, and other relevant materials filed with the SEC regarding the proposed transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. (Registrant)

Date: November 6, 2018	By:	/s/ David C. Benoit
David C. Benoit
President and Chief Executive Officer